Exhibit 99.1

August 26, 2021

Bank of America Announces Retirement of Anne Finucane, Vice Chairman and Thomas Montag, Chief Operating Officer and president of Global Banking and Markets

CHARLOTTE—Bank of America today announced the retirement of Anne Finucane, Vice Chairman, and Thomas Montag, Chief Operating Officer and president of Global Banking and Markets, after many years of distinguished service. Both executives are members of the company’s executive management team and report to Chairman and Chief Executive Officer Brian Moynihan. Finucane and Montag will remain in their roles until the end of 2021. Succession plans will be announced in the coming weeks.

Finucane and Montag have been instrumental in Bank of America’s success, especially during the decade following the financial crisis.

Finucane, who is responsible for the company’s strategic positioning, sustainable finance, Environmental, Social and Governance (ESG), capital deployment and public policy efforts, has held numerous roles at the bank since she joined predecessor company, Fleet Bank, 26 years ago.

She was chief marketing officer of Fleet, and then at Bank of America for more than 10 years. During that time, Bank of America introduced a state-of-the art marketing data and analytics function and became the No. 1 financial services brand. Coming out of the financial crisis, her leadership was instrumental to restoring the company’s brand and global reputation – a forward momentum that continues today. Finucane is the first woman vice chairman of Bank of America and the first woman chairman of the board of Bank of America Europe, the company’s European banking subsidiary based in Ireland. In addition, she directed the development of the company’s ESG and sustainable finance work, where she has mobilized BofA’s scale, global reach, talent and financial capabilities to address some of society’s biggest challenges.

Finucane chairs the company’s ESG Committee, and co-chairs the Sustainable Markets Committee with Montag, where they established a leadership role for the bank in climate finance. She also oversaw the company’s creation last year of a $1.25 billion commitment to advance racial equality and economic opportunity over 5 years. She has been instrumental in supporting women leaders through training, access to capital and mentoring through many programs including a partnership with Vital Voices and its Global Ambassadors program, the Tory Burch Foundation Capital Partnership, and the Bank of America Institute for Women’s Entrepreneurship at Cornell, supporting 50,000 women entrepreneurs.

Following her retirement, Finucane will transition to a non-executive chairman role at Bank of America Europe and will move to a non-executive board member role on BofA Securities Europe. Also, she will become a member of the company’s Global Advisory Council.

“Anne has been a trusted advisor and invaluable partner for many years,” Moynihan said. “From her time as one of the few senior women executives in financial services to today, she has provided unparalleled strategic vision, helping to make banking more transparent, while serving as a tireless advocate for equality, sustainable energy, education and health care. While we will miss her insights and wisdom on the management team, I’m pleased that we will continue to benefit from the many relationships she has built over the years with key influencers, through her continued leadership in Europe and her participation in the Global Advisory Council.”

Montag joined the company in 2008 as executive vice president and head of global sales and trading at Merrill Lynch, prior to the company’s merger with Bank of America. Before that, Montag was with Goldman Sachs for 22 years, where he was co- head of the global securities business and a member of the company’s management committee.

In addition to his role as Chief Operating Officer, Montag is responsible for all of the businesses that serve companies and institutional investors; including middle-market commercial and large corporate clients, and institutional investor clients, including BofA Global Research and the global markets sales and trading businesses.

Under Montag’s leadership, the Global Banking and Global Markets businesses improved market share across all businesses, supporting 95 percent of the U.S. Fortune 1,000 companies, and significantly expanded the company’s international footprint. The business accolades include a perennially ranked top 3 global investment banking franchise, the nation’s largest commercial lender, a world-class global trading platform, a leading treasury management and payments business, and the No. 1 Global Research firm in seven of the past nine years. In 2020, the businesses under Montag’s leadership were responsible for nearly $38 billion in revenue, and in the first half of 2021, the Global Banking and Global Markets businesses were responsible for 46 percent of the company’s total revenues, up from 36 percent in 2009.

Montag is co-chair of the Sustainable Markets Committee with Finucane. Since the committee was formed, the volume of sustainable markets business at the company has tripled. Montag has also championed many Diversity and Inclusion initiatives. He is the bank’s executive sponsor of the Hispanic Executive Leadership Council and co-founded the bank’s Black Executive Leadership Council. He has driven increases in representation of diverse hires through campus recruiting programs where among other things, he founded the Africa recruiting program for students in Ghana and Nigeria, initiated recruiting from Puerto Rico following Hurricane Maria and most recently expanded recruiting to Tribal Campuses across the United States.

Following his retirement, Montag will become a member of the company’s Global Advisory Council.

“Tom joined the company during one of the most challenging periods in financial services history and skillfully steered the business to be one of the few financial institutions that can help clients raise cash, move money, expand into new markets, and manage risk in every major market around the world,” Moynihan said. “At the same time, he has been a champion and partner in our responsible growth operating model. Nowhere was this more evident than during the pandemic when we provided billions of dollars in credit to commercial and corporate clients in the early days of the crisis and then helped them access permanent capital so they could continue to support the economy. We will remember Tom’s work ethic, innovative thinking and dedication to clients and teammates. Very few people have achieved as much business success as Tom and become equally well known globally by his clients. We wish him well as he enters a new chapter in his life.”

Bank of America

Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, approximately 17,000 ATMs, and award-winning digital banking with approximately 41 million active users, including approximately 32 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

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Reporters may contact:

Jerry Dubrowski, Bank of America

Phone: 1.646.855.1195 (office), 508.843.5626 (mobile)

jerome.f.dubrowski@bofa.com

Jessica Oppenheim, Bank of America

Phone: 1.646.855.1600

jessica.oppenheim@bofa.com

Anne Finucane

Vice Chairman

Biography

Thomas K. Montag

Chief Operating Officer

Biography